UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 West 57th Street

New York, New York 10019

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2005, AnnTaylor Stores Corporation (the “Company”) issued a press release announcing that in connection with the Company’s succession planning, J. Patrick Spainhour has decided to retire and resign his position as Chairman of the Board and Chief Executive Officer of the Company, and all other direct and indirect subsidiaries of the Company, effective September 30, 2005 (the “Retirement Date”). Kay Krill, the Company’s current President and a member of the Board will become the Chief Executive Officer of the Company effective as of the Retirement Date.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Spainhour’s resignation, the Company and Mr. Spainhour have executed a letter agreement, dated March 16, 2005 (the “Letter Agreement”). The Letter Agreement provides that, following his retirement, Mr. Spainhour will receive, subject to the execution of a release waiving all claims Mr. Spainhour may have against the Company, its affiliates and their respective officers, directors, shareholders, successors and assigns, (i) payment of an amount equal to $2,229,261 (representing 15 months salary and average bonus) during a fifteen month period beginning on the Retirement Date and ending on December 31, 2006 (the “Compensation Period”), (ii) a pro-rata portion of the 2005 fiscal year bonus, if any, that he would have received under the Company’s Management Performance Compensation Plan had his employment not terminated, based on the portion of fiscal year 2005 that Mr. Spainhour was employed by the Company (payable at the time, if any, that active employees in such plan are paid), (iii) continuation of medical and life insurance coverage during the Compensation Period, and (iv) cash incentive payments, if any, that he would have received with respect to the fiscal 2003-2005 performance cycle under the Company’s Long-Term Cash Incentive Plan (payable at the time, if any, that active employees in such plan are paid).

As of the effective date of the release to be executed by Mr. Spainhour in connection with his retirement, Mr. Spainhour’s stock options will become fully vested and remain outstanding until 90 days following the end of the Compensation Period (or the normal expiration date of the options, if earlier) in accordance with their terms. Any options remaining unexercised after such date (or the normal expiration date of the option, if earlier) shall be cancelled at such time. In addition, restricted stock awards held by Mr. Spainhour on the Retirement Date will vest on the effective date of the release to be executed by Mr. Spainhour.

As of the Retirement Date, the Letter Agreement will supercede Mr. Spainhour’s employment agreement with the Company and provides that, other than the obligation to continue to indemnify Mr. Spainhour with respect to services performed during the term of his employment, no further benefits will be paid thereunder. Mr. Spainhour, however, will remain subject to the non-competition and non-solicitation provisions contained in his employment agreement through the Compensation Period. In the event Mr. Spainhour violates either of these provisions or takes any action which materially violates the terms of the Letter Agreement, he immediately forfeits his right to any future payments or any benefits under the Letter Agreement, and all options will no longer be exercisable and will be cancelled immediately. Mr. Spainhour further agrees not to take any action that is intended to damage the business or reputation of the Company or any of its affiliates and their respective officers, directors, shareholders, successors and assigns, or that interferes with, impairs or disrupts the normal operations of the Company or any of its affiliates and their respective officers, directors, shareholders, successors and assigns. Until the Retirement Date, Mr. Spainhour’s employment agreement will remain in full force and effect.

Item 2.02. Results of Operations and Financial Condition.

AnnTaylor Stores Corporation issued a Press Release, dated March 17, 2005. A copy of the Press Release is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02. Non-Reliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously disclosed in its February 11, 2005 press release, the Company recently reviewed its lease accounting practices in light of the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) in a letter issued to the American Institute of Certified Public Accountants on February 7, 2005. As reported in the Press Release attached as Exhibit 99.1 hereto, like many other retail companies, the Company will correct the way it accounts for leases, specifically the accounting for free rent periods and tenant allowances. The Company will also correct the way in which it classified the proceeds from the February 2002 sale of its proprietary credit card portfolio on the Company’s Consolidated Statement of Cash Flows, and reclassify auction rate securities from cash and cash equivalents to short-term investments on the Company’s Consolidated Balance Sheets.

Management, in consultation with the Audit Committee of the Board of Directors of the Company, concluded on March 15, 2005 that the Company’s consolidated financial statements for the fiscal years ended January 31, 2004 and February 1, 2003, and the three interim quarters of fiscal year 2004, should be restated, and that such previously filed financial statements should no longer be relied upon. Management and the Audit Committee discussed these matters with its independent registered public accounting firm, Deloitte & Touche LLP.

The Company will reflect a liability for the unamortized portion of construction allowances and other lease concessions rather than treat such amount as a reduction to property and equipment on the Company’s Consolidated Balance Sheets. Construction allowances in the Company’s Consolidated Statements of Cash Flows will be presented within operating activities, rather than as a reduction of capital expenditures in investing activities. The change in the Company’s lease accounting practices for construction allowances will not affect the income statement classification of these amounts as both depreciation and rent expense are presented in selling, general and administrative expenses in the Consolidated Statements of Income, nor will it impact historical or current period net income as these amounts are amortized over the life of the leases. This change will also have no impact on the Company’s historical or future cash payments under the leases.

With respect to free rent periods, the Company had previously recorded straight-line rent expense beginning on the store opening date, without considering the construction build-out period. It will now recognize straight-line rent expense when the Company takes possession of or controls the use of the space. The resulting restatement adjustments will be recorded as rent expense in the Company’s Consolidated Statements of Income and deferred rent expense in the Consolidated Balance Sheets. There will be no impact on “net cash provided by operating activities” during any of the periods restated as a result of the revised accounting for lease expenses during build-out periods.

In addition, the Company had previously classified the proceeds from the sale of its proprietary credit card portfolio as an investing activity in its Consolidated Statement of Cash Flows for the fiscal year ended February 1, 2003. The Company will restate such Consolidated Statement of Cash Flows to reflect the proceeds from the sale as an operating activity.

Investments in auction rate securities have been reclassified from cash and cash equivalents to short-term investments on the Company’s Consolidated Balance Sheets for the periods restated. The reclassification was effected as the securities had stated maturities beyond three months but are priced and traded as short-term instruments due to the liquidity provided through the interest rate reset mechanism of 28 or 35 days. This reclassification also resulted in changes in the Company’s Consolidated Statements of Cash Flows. Net sales (purchases) of short-term investments previously presented within cash and cash equivalents have been reclassified as an investing activity within the Company’s Consolidated Statements of Cash Flows.

The Company intends to restate its consolidated financial statements for the fiscal years ended January 31, 2004 and February 1, 2003 included in its filing on Form 10-K for the fiscal year ended January 29, 2005. In addition, the Company intends to amend its Forms 10-Q for the fiscal quarters ended May 1, 2004, July 31, 2004 and October 30, 2004 to reflect the restatement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information contained in Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by AnnTaylor Stores Corporation on March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ James M. Smith
James M. Smith
Date: March 17, 2005		Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AnnTaylor Stores Corporation on March 17, 2005.